UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 21, 2016

Citigroup Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

388 Greenwich Street, New York, New York	10013
(Address of principal executive offices)	(Zip Code)

(212) 559-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Citigroup Inc.

Current Report on Form 8-K

Item 8.01 Other Events.

On November 21, 2016, Citi announced that it will increase its common stock repurchase program by up to $1.75 billion. This amount is in addition to the $10.4 billion in planned capital actions announced earlier this year, which include an increase of Citi's quarterly common stock dividend to $0.16 per share and a common stock repurchase program of up to $8.6 billion. Combined with the increase in the repurchase program, Citi’s total planned capital actions will increase to $12.2 billion. Citi’s Board of Directors has authorized the increase and Citi has received a non-objection from the Federal Reserve Board regarding this addition to the planned capital actions requested as part of the 2016 Comprehensive Capital Analysis and Review (CCAR).

Repurchases by Citi under the common stock repurchase program may be effected from time to time through open market purchases, trading plans established in accordance with U.S. Securities and Exchange Commission rules, or other means, depending on satisfactory market conditions, applicable legal requirements and other factors. The common stock repurchase program does not obligate Citi to repurchase any particular amount of common stock and it may be suspended at any time at Citi's discretion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2016		CITIGROUP INC.

	By:	/s/ Rohan Weerasinghe
Rohan Weerasinghe
General Counsel and Corporate Secretary

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